As filed with the Securities and Exchange Commission on December 19, 2001

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              The Right Start, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                              California 95-3971414
         (State or Other Jurisdiction of Incorporation or Organization)
                    (I.R.S. Employer Identification Number)

                           26610 Agoura Road Suite 250
                           Calabasas, California 91302
               (Address of Principal Executive Offices) (Zip Code)

                     1995 NON-EMPLOYEE DIRECTORS OPTION PLAN
                            (Full title of the Plan)
                           ---------------------------

                               Mr. Jerry R. Welch
                      President and Chief Executive Officer
                           26610 Agoura Road Suite 250
                           Calabasas, California 91302
                     (Name and Address of Agent For Service)

                                 (818) 707-7100
           Telephone Number, Including Area Code, of Agent for Service

                                   Copies to:
                               Victor Hsu, Esquire
                           Fulbright & Jaworski L.L.P.
                      865 South Figueroa Street, 29th Floor
                          Los Angeles, California 90017
                                 (213) 892-9200

                         CALCULATION OF REGISTRATION FEE

============================ ========================= ========================= ========================= =========================

                                                           Proposed maximum           Proposed maximum
  Title of Securities to           Amount to be           Offering price per         aggregate offering      Amount of registration
       be Registered              registered (1)               Share (2)                 price (2)                  fee (2)
---------------------------- ------------------------- ------------------------- ------------------------- -------------------------
       Common Stock,                 100,000                     $4.39                    $439,000                    $105
       no par value
============================ ========================= ========================= ========================= =========================

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the 1995 Non-Employee Directors Option Plan of the Registrant described herein.

(2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock of the Registrant on the Nasdaq National Market System on December 14, 2001.



                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement filed under the Securities Act of 1933 by The Right Start, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the Registration Statement on Form S-8 relating to the registration of 62,500
(1) shares of Common Stock of the Registrant (File No. 333-21747) that was filed with the Commission on February 13, 1997. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, including, without limitation, the Registrant's Form 10-K for the fiscal year ended February 3, 2001 and Forms 10-Q for the fiscal quarters ended May 5, 2001, August 4, 2001 and November 3, 2001, prior to the filing of a post-effective amendment which indicates that all securities then offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents with the Commission.



               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
          (as updated through the date of this Registration Statement)

     Each of the items required in Part II of the Registration Statement remains correct as of the date of the filing of this Registration Statement on Form S-8.

___________
1 Reflects a one-for-two reverse stock split of the Registrant's Common Stock which was effective as of December 15, 1998.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on this 18th day of December, 2001.


                                              THE RIGHT START, INC.


                                              By:  /s/ Jerry R. Welch
                                              Name: Jerry R. Welch
                                              Title: Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                       Title                          Date



/s/ Jerry R. Welch       President, Chief Executive Officer    December 18, 2001
Jerry R. Welch

/s/ Richard A. Kayne                 Director                  December 18, 2001
Richard A. Kayne

/s/ Andrew D. Feshbach               Director                  December 18, 2001
Andrew D. Feshbach

/s/ Jill Higgins                     Director                  December 18, 2001
Jill Higgins

/s/ Robert R. Hollman                Director                  December 18, 2001
Robert R. Hollman

/s/ Fred Kayne                       Director,                 December 18, 2001
Fred Kayne                      Chairman of the Board

/s/ Howard M. Zelikow                Director                  December 18, 2001
Howard M. Zelikow

/s/ Raymond P. Springer       Financial Officer (principal     December 18, 2001
Raymond P. Springer        inancial and accounting officer)

                                  EXHIBIT INDEX



Exhibit Number                    Description

         5       Opinion of Fulbright & Jaworski L.L.P.
         23.1    Consent of Arthur Andersen LLP.
         23.2    Consent of PricewaterhouseCoopers LLP.
         23.3    Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5).

                                    Exhibit 5



                            Fulbright & Jaworski L.L.P.
                      865 South Figueroa Street, 29th Floor
                          Los Angeles, California 90017
                              Phone: (213) 892-9200
                               Fax: (213) 680-4518


                                July 10, 2001



The Right Start, Inc.
26610 Agoura Road Suite 250
Calabasas, California 91302

Ladies and Gentlemen:

     We have acted as special counsel for The Right Start, Inc., a California corporation (the "Company"), with respect to rendering this opinion in connection with the Company's filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of 100,000 shares of the Company's common stock, $0.01 par value per share (collectively, the "1995 Plan Shares"), to be offered upon the terms and subject to the conditions set forth in the Company's Restated 1995 Non-Employee Directors Option Plan (as amended and restated June 29, 2001) (the "1995 Plan").

     We have examined (i) the Certificate of Incorporation and Bylaws of the Company, each as amended to date, (ii) the 1995 Plan, and (iii) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed.

     In connection with this opinion, we have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

     Based upon and subject to the foregoing, we are of the opinion that the 1995 Plan Shares have been duly authorized and, when issued in accordance with the terms of the 1995 Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                          Very truly yours,

                                          /s/ Fulbright & Jaworski L.L.P.

                                          Fulbright & Jaworski L.L.P.

                                  Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 26, 2001 included in The Right Start, Inc.'s Form 10-K for the year ended February 3, 2001 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Los Angeles, California
December 17, 2001

                                  Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the  incorporation  by reference in this  Registration
Statement on Form S-8 of our report dated March 12, 1999 relating to the financial statements of The Right Start, Inc. for the year ended January 30, 1999, which appears in The Right Start, Inc.'s Annual Report on Form 10-K for the year ended February 3, 2001.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California

December 17, 2001

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